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Exhibit F-2

              Past Tense Opinion of Counsel to Northeast Utilities

                               Northeast Utilities
                               Berlin, Connecticut



                                                              August 5, 2002


Securities and Exchange Commission
Washington, DC 20549

         Re:  Vermont Yankee Nuclear Power Corporation
              File No. 70-10033


Ladies and Gentlemen:

         This opinion is furnished to you in connection with the filing with you of the Rule 24 Certificate (the "Certificate") of Northeast Utilities (the "Company") under the Public Utility Holding Company Act of 1935, as amended (the "Act"), relating to the consummation of the sale (the "Transaction") of the assets constituting the Vermont Yankee Nuclear Power Plant by Vermont Yankee Nuclear Power Corporation ("VYNPC") to Entergy Nuclear Vermont Yankee, LLC ("ENVY"), all as described in the Application/Declaration of the Company on Form U-1 (File No. 70-10033) (the "Application") and the order of the Commission issued with respect thereto (Release No.35-27555) (the "Order").

         I have acted as counsel to the Company in connection with the Transaction. For purposes of this opinion, I or attorneys working under my supervision have reviewed the Application, the Order, the Company's charter documents and minutes, originals or copies of the Purchase and Sale Agreement dated as of August 15, 2001 between VYNPC and ENVY and the other documents referred to therein relating to the Transaction (collectively, the "Transaction Documents"), and such other materials as I deemed necessary to this opinion.

         Based on the foregoing, I am of the opinion that:

         1. All State laws applicable to the Company's participation in the Transaction have been complied with.

         2. The consummation of the Transaction by the Company was in accordance with the Application and did not violate the legal rights of the holders of any securities issued by the Company or any associate company (as defined in the Act) thereof.



                                     F-2-1

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         I hereby consent to the use of this opinion in connection with the
Certificate.



                                             Very truly yours,


                                             /s/ Jeffrey C. Miller
                                             -----------------------------------
                                             Jeffrey C. Miller
                                             Assistant General Counsel
                                             Northeast Utilities Service Company






                                     F-2-2
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    Past Tense Opinion of Counsel to Vermont Yankee Nuclear Power Corporation


                            Downs Rachlin Martin PLLC
                         90 Prospect Street, P.O. Box 99
                        St. Johnsbury, Vermont 05819-0099


                                                August 5, 2002


Securities and Exchange Commission
Washington, DC  20549

Re:   Vermont Yankee Nuclear Power Corporation
      File No. 70-10033


Ladies and Gentlemen:

         This opinion is furnished to you in connection with the filing with you of the Rule 24 Certificate (the "Certificate") of Vermont Yankee Nuclear Power Corporation (the "Company") under the Public Utility Holding Company Act of 1935, as amended, relating to the consummation of the sale (the "Transaction") of the assets constituting the Vermont Yankee Nuclear Power Plant by the Company to Entergy Nuclear Vermont Yankee, LLC ("ENVY"), all as described in the Application/Declaration of the Company on Form U-1 (File No. 70-10033) (the "Application") and the order of the Commission issued with respect thereto (Release No. 35-27555) (the "Order").

         The Company is a corporation formed under the laws of the State of Vermont (the "State"). We have acted as special counsel to the Company in connection with the Transaction. For purposes of this opinion, we have reviewed the Application, the Order, the Company's articles of association, bylaws, records of security holders, and the minutes of the meetings of the Board of Directors of the Company, originals or copies of the executed Purchase and Sale Agreement dated as of August 15, 2001 between the Company and ENVY and the other documents referred to therein relating to the Transaction (collectively, the "Transaction Documents"), and such other materials as we deemed necessary to this opinion.

         Based on the foregoing, we are of the opinion that:

         1. All State laws applicable to the Company's participation in the Transaction have been complied with.

         2. The consummation of the Transaction by the Company was in accordance with the Application and did not violate the legal rights of the holders of any securities issued by the Company.



                                     F-2-3

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         The opinions expressed herein are made as of the date of this opinion and limited to the laws of the State of Vermont in effect on the date of this opinion. We disclaim any responsibility to notify you of changes of law or facts affecting the opinions expressed herein that occur or come to our attention after the date of this opinion. We express no opinion as to the laws of any other jurisdiction.

         We hereby consent to use of this opinion solely in connection with the Certificate, and by no other or for any other purpose without our prior written consent.


                                                Very truly yours,

                                                /s/ Downs Rachlin Martin PLLC

                                                Downs Rachlin Martin PLLC







                                     F-2-4